Exhibit 10.9

AMENDMENT TO

COMMERCIAL PROMISSORY NOTE

THIS AMENDMENT, dated this 18th day of June 2019, by and between PEN BRANDS LLC, successor by merger to Nanofilm, Ltd., an Ohio limited liability company, whose principal office is located at 101 I l Sweet Valley Drive, Valley View, Ohio, 44125 (hereinafter referred to as “Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking corporation whose principal office is located at 127 Public Square, Cleveland, Ohio, 441 14 (hereinafter referred to as “Bank”);

WITNESSETH:

WHEREAS, Bank extended to Nanofilm, Ltd., n/k/a PEN Brands LLC, a certain commercial line of credit on or about February 10th, 2015 in the original principal amount of up to Three Hundred Seventy-three “Thousand and 00/100 Dollars ($373,000.00 - the “Loan”) as evidenced by the commercial Promissory’ Note executed on, dated and delivered to Bank by Borrower on February 10th, 2015, in the original principal amount of Three Hundred Seventy-three Thousand and 00/100 Dollars ($373,000.00) (hereinafter referred to as “Note”, a copy of which is attached and incorporated herein as Exhibit “A”); and

WHEREAS, Borrower is presently indebted to Bank, as to said Loan, in the principal amount of $132,665.57 (as of March 19th, 2019), evidenced by the aforesaid Note; and

WHEREAS, Borrower has become delinquent and has defaulted on the subject Loan and Note and, consequently, has requested that Bank re-amortize the balance of the Loan and extend the maturity thereof; and

WHEREAS, in furtherance of Borrower’s request, Bank and Borrower have agreed to amend the Note to: (i) extend its maturity; (ii) increase the applicable non-default interest rate thereof; and (iii) modify (the payments required thereunder,

NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Bank hereby mutually agree to amend and modify the aforementioned Note as follows, to wit:

1. Effective with the execution hereof, and subject to Bank’s right to accelerate consistent with the terms of the Note, the maturity date under the Note shall be extended twenty-two (22) months from June 10th, 2020 to April 10th, 2022 (the “Maturity” or “Maturity Date”), on which date the entire balance outstanding, if any, including all interest that has accrued, shall be paid in full to Bank by Borrower.

2. Effective with the execution hereof, the applicable non-default interest rate under the Note shall be changed from the fixed rate of four and thirty-five hundredths of one percent (4.35%) per annum to the fixed rate of six and twenty-nine hundredths of one percent (6.29%) per annum.

3. Effective with the execution hereof the Note is hereby amended to reflect that the Loan is to be re-amortized over a term of 36 months with payments heretofore required under the Note being hereby modified from principal and interest payments in the amount of Six Thousand One Hundred Ninety-eight and 37/100 Dollars ($6,198.37) each to principal and interest payments in the amount of Four Thousand Fifty-three and 40/100

Dollars ($4,053.40) each. Said payments shall be due on the 10th day of each consecutive month beginning May 10th, 2019 and continuing thereafter to Maturity, with one final payment due at Maturity, whether by acceleration or by lapse of time, in an amount equal to the principal balance then outstanding, plus all accrued and unpaid interest. Moreover, all outstanding interest and late fees, together with costs and expenses incurred therefor by Bank shall be paid by Borrower at the time of the execution hereof.

4. Borrower ratifies and confirms that the Note is secured by Borrower’s equipment, identified as a reconditioned Double Fold F/F/S Machine, Model V12M, Serial #2205-1234, including all accessions, attachments, accessories, replacements of said collateral, and all records accounts, general intangibles, instruments, rents, monies, payments, proceeds, and all other rights relating thereto.

5. The Borrower hereby represents and warrants to Bank that (a) Borrower has the legal authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of the Borrower or any law applicable to Borrower nor would result in a breach of any provisions of or constitute a default under another agreement, instrument or document bearing upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect.

6. In consideration of this Amendment, Borrower hereby fully releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, parent, affiliates and subsidiaries from any and all claims, demands, liability, and causes of action whatsoever, now known or unknown, arising out of or in any way related to the extension or administration of the Loan, the Note and all security interests related thereto.

FURTHER, it is hereby understood and agreed that this Note Amendment shall be construed as a revision of the aforementioned Note only, and not a novation; and except as herein provided all the terms and conditions of said Note shall remain in full force and effect according to the original terms, conditions and provisions thereof, as heretofore amended and as subsequently modified or amended by consent and agreement of all the parties, except that the changes set forth herein shall supersede all prior amendments to the Note, if any.

The undersigned Borrower authorizes any attorney-at-law at any time or times after the maturity hereof to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this note and the nonpayment thereof when due, to confess judgment against the undersigned Borrower in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of’ attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned Borrower. The undersigned Borrower agrees that the holder’s attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

IN WITNESS WHEREOF, Borrower and Bank have caused this instrument to be executed on the 18th day of June 2019.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS FAULTY GOODS FAILURE ON HIS PART TO COMPLY WITH THE AGREEMEN’I’ OR ANY OTHER CAUSE.

BANK :		KEYBANK NATIONAL ASSOCIATION, a national banking corporation

BORROWER:

By:	/s/ Charles Button
Charles Button, Assistant Vice President

PEN BRANDS LLC, successor by merger to
Nanofilm, Ltd., an Ohio limited liability company

		By:	/s/ Tom J Berman
Tom J. Berman, Manager, President and Chief Executive Officer

		By:	/s/ Jeanne M Rickert
Jeanne M. Rickert, Secretary